UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):				February 22, 2023

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware		1-9172		34-1505819
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

5875 Landerbrook Drive
Suite 220
Cleveland,	Ohio			44124-4069
(Address of principal executive offices)				(Zip code)
		(440)	229-5151
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1 par value per share	NC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2023, Mr. Richard de J. Osborne and the Board of Directors (the “Board”) of NACCO Industries, Inc. (the “Company”) agreed that Mr. Osborne will retire after twenty-five years of exemplary service to the Company, effective May 16, 2023.

Mr. Osborne joined the Board in 1998 and during the ensuing twenty-five years provided a unique and valuable perspective to Board discussions and deliberations given his experience leading a major mining company. Mr. Osborne previously served as Chairman and CEO of ASARCO Incorporated, a leading producer of non-ferrous metals. Mr. Osborne's experience at ASARCO Incorporated enabled him to provide the Board with a wealth of experience in, and understanding of, the mining industry. From this experience, as well as his past service on the boards of other publicly traded corporations, Mr. Osborne provided the Board with a comprehensive perspective for developing corporate strategies and managing risks, including those of a publicly traded corporation.

Mr. Osborne currently serves as the Chair of the Audit Review Committee, and as a member of the Compensation and Human Capital Committee and the Nominating and Corporate Governance Committee. As a result of Mr. Osborne’s retirement, he will not stand for reelection at the Company’s Annual Meeting of Stockholders to be held on May 16, 2023.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 27, 2023		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Elizabeth I. Loveman
Vice President and Controller